Exhibit 99.1

NEWS RELEASE

For release December 16, 2004

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION ANNOUNCES FOURTH

QUARTER 2004 COMMON STOCK DIVIDEND OF $0.27 PER SHARE AND

PREFERRED STOCK DIVIDEND OF $0.335417 PER SHARE

SANTA MONICA, California — Dec. 16, 2004 — Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that its Board of Directors declared a quarterly common stock dividend of $0.27 per share for the fourth quarter of 2004. The common stock dividend is payable on January 27, 2005 to common stockholders of record as of the close of business on December 31, 2004.

Also, in accordance with the terms of the Company’s 8.625% Series A Cumulative Preferred Stock, the Board of Directors declared the initial preferred stock dividend of $0.335417 per share for the fourth quarter of 2004. The preferred stock dividend is payable on January 18, 2005 to preferred stockholders of record as of the close of business on December 31, 2004. The dividend reflects the accrual from November 5, 2004 through December 31, 2004, or 56 days of a 360 day year.

Commenting on Anworth’s operations, Lloyd McAdams, Anworth’s Chairman of the Board, Chief Executive Officer and President, stated, “With this last 2004 common stock dividend declaration, the cumulative dividends for the year now equal $1.25 per share. Based on initial indications, we expect earnings per share for 2004 to be approximately equal to this amount.

“The expected increase in earnings from the September quarter to the December quarter appears to be largely the result of reduced premium amortization. Specifically, agency premium amortization expense for the December quarter appears to be approximately $0.04 per share less than that of the September quarter. We expect that the quarterly Premium Amortization Rate, the portion of previously unamortized premium expensed during the quarter, will be approximately 9%. This reduced amortization expense was, however, partially offset by the increase in interest rates during the December quarter, as our cost of short-term financing rose by more than the increase in the interest rates earned on our assets.”

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and finances these loans though securitizations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Anworth Mortgage Asset Corporation

John T. Hillman

(310) 255-4438 or (310) 255-4493